UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report – December 15, 2006

(Date of earliest event reported)

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1735 Market Street, Suite LL, Philadelphia, PA 19103-7583

(Address of principal executive offices)

(215) 977-3000

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 19, 2006, Sunoco Partners Marketing and Terminals L.P.. (“Terminals L.P.”), a subsidiary of Sunoco Logistics Partners L.P. (the “Partnership”) entered into a Marine Dock and Terminaling Agreement with Motiva Enterpises LLC (“Motiva”), for the construction of three new crude oil storage tanks, with a combined capacity of 2.0 million shell barrels, at the Partnership’s Nederland, Texas crude oil marine storage and terminaling facility (the “Nederland Terminal”). Also on December 19, 2006, in a related transaction, Sunoco Pipeline L.P., an affiliate of the Partnership, entered into a Crude Oil Pipeline Throughput and Deficiency Agreement with Motiva, for the construction of a 12-mile, 30-inch crude oil pipeline from the Nederland Terminal to Motiva’s Port Arthur, Texas refinery. The term of each of these agreements (collectively, the “Agreements”) is ten years. The Partnership currently expects that construction of the additional tankage and pipeline will be completed on or before January 2010, at a combined cost to the Partnership in excess of $70 million.

A copy of each of the Agreements will be filed as an exhibit to the Partnership’s Annual Report on SEC Form 10-K for the year ended December 31, 2006. The Partnership currently anticipates filing this Form 10-K on or before March 15, 2006.

Item 7.01 Regulation FD Disclosure.

On December 20, 2006, the Partnership issued a press release (the ‘Press Release’) announcing the execution of the Agreements. A copy of the Press Release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 “Regulation FD Disclosure,” including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Partnership under the Exchange Act or under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated December 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 21, 2006	SUNOCO LOGISTICS PARTNERS LP.

	By:	Sunoco Partners LLC,
its General Partner

		By:	/s/ DEBORAH M. FRETZ
Deborah M. Fretz
President and Chief Executive Officer